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[UNITED AUTO LOGO]
                                                           EXHIBIT 99.1
                                                        Press Release
                                                        UnitedAuto Group, Inc.
                                                        13400 Outer Drive West
                                                        Detroit, MI  48239


Contact:  Phil Hartz
          Senior Vice President -
          Corporate Communications
          313-592-5365

                    UNITEDAUTO GROUP TO HOST CONFERENCE CALL
           WITH RELEASE OF FOURTH QUARTER AND FULL-YEAR 2000 EARNINGS;
                CALL ALSO TO BE BROADCAST LIVE OVER THE INTERNET

Detroit, MI, January 26, 2001 - UnitedAuto Group, Inc. (NYSE: UAG), will host a conference call discussing financial results for its fourth quarter and full-year 2000 on Monday, February 5th, at 10 am ET/ 9 am CT/ 8am MT/ 7 am PT. The call will follow the release earlier that morning of fourth quarter and full-year 2000 earnings for UnitedAuto Group.

HOW TO PARTICIPATE:

Advanced registration is not required.

-    Domestic, please call (888) 942-8132

-    International, please call (712) 257-3320

Calls need to be made shortly before 10am ET on the 5th of February. Please provide the leader's name - Roger Penske - as well as the code UAG4Q. The call cannot be accessed without this information.

This call will also be simultaneously broadcast on the Internet. This simultaneous webcast may be accessed through the UnitedAuto Group website at www.unitedauto.com. We recommend you access the webcast 15-20 minutes prior to the scheduled start time. To listen to the webcast, participants will need a computer with speakers and Real Player or Windows Media Player software. Links to download the free Players software will be available on the UnitedAuto Group website.

There will be an instant replay of the call with reverse, pause, and fast forward features available from Monday, February 5th, directly after the call, until Wednesday, February 7th, at 6 pm. Following are the numbers to call to listen to the playback:

-    Domestic, please call (888) 566-0708

-    International, please call (402) 998-0836

A rebroadcast of the conference call will also be available on the company's website beginning one hour after the completion of the live broadcast and for the following sixty days.




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A copy of the transcript of the call can be e-mailed. Please e-mail
nvermillion@unitedauto.com with this request beginning Monday, February 12th.

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 125 franchises in 17 states, Puerto Rico and Brazil. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business markets, conditions and other uncertainties which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

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